July 22, 2020
Heritage-Crystal Clean, Inc.
2175 Point Boulevard, Suite 375
Elgin, IL 60123
Re: Heritage-Crystal Clean, Inc. 2019 Incentive Award Plan and Employee Stock Purchase Plan Of 2008 (the "Plans")
Ladies and Gentlemen:
We have acted as counsel for Heritage-Crystal Clean, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), 500,000 shares of which may be issued pursuant to the Company’s Employee Stock Purchase Plan Of 2008 and 2,000,000 shares of which may be issued pursuant to the 2019 Incentive Award Plan consisting of (i) 1,500,000 shares of Common Stock reserved for issuance pursuant to the terms of the 2019 Incentive Award Plan and (ii) 500,000 shares of Common Stock that may become available for issuance pursuant to the share counting and share recycling provisions of the 2019 Incentive Award Plan. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.
In connection with the opinions expressed herein, we have examined and considered a copy of the resolutions duly adopted by the Board of Directors of the Company approving the Registration Statement and such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion, including the Plans. In addition, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.
Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plans registered by the Form S-8 have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plans will be duly authorized, legally and validly issued, fully paid and nonassessable.
Our opinions set forth above are limited to the law of the State of Delaware and the federal securities laws of the United States, which in our experience are generally applicable to opinions of this type. We express no opinion as to the laws of any other jurisdiction.
DM_US 54395635-1.002534.0010
DM_US 170619562-1.079812.0015

July 22, 2020

We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.

/s/ McDermott Will & Emery LLP

DM_US 54395635-1.002534.0010
DM_US 170619562-1.079812.0015